                                      AGREEMENT


     THIS AGREEMENT is made as of the 26th day of April, 1996, by and between Michaels Stores, Inc., a Delaware corporation (the "Company"), and Jack E. Bush ("Bush").

                                       RECITALS

     A. Bush and the Company previously entered into an Agreement dated as of January 30, 1996 (the "Prior Agreement"), which, among other things, provided for certain payments to Bush.

     B. Bush and the Company wish to amend the Prior Agreement as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

     1. Paragraph 2(c) of the Prior Agreement is amended in its entirety to read as follows:

          (c) SUPPLEMENTAL RETIREMENT BENEFIT. The Company will pay to Bush as a supplemental retirement benefit the sum of $661,350 on the earlier of (i) February 1, 1999, or (ii) ten days after the occurrence of a Change in Control as defined in paragraph 2(b) above. Notwithstanding the foregoing, prior to February 1, 1999, and prior to a Change in Control, Bush may, upon ten days prior written notice to the Company, withdraw all or any portion of such supplemental retirement benefit at any time, and the Company will deduct from the supplemental retirement benefit an amount for such early withdrawal. The amount of the deduction will be a percentage of the amount withdrawn, which will be the same percentage, and will be determined in the same manner, as the percentage deduction described in paragraph 2(b) above for early withdrawals from Bush's deferred compensation account. Bush acknowledges and agrees that the Company's agreement to pay Bush the foregoing supplemental retirement benefit is in full satisfaction and release of the Company's obligation to provide Bush with an annuity, as set forth in the letter dated June 25, 1991, from the Chairman of the Company to Bush.

     2. In all other respects, the terms and conditions of the Prior Agreement remain in full force and effect.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        MICHAELS STORES, INC.




                                        By: /s/ R. Don Morris
                                           -------------------------------------
                                        Title: Executive Vice-President and
                                              ----------------------------------
                                               Chief Financial Officer


                                            /s/ Jack E. Bush
                                        ----------------------------------------
                                                  Jack E. Bush



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